UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2019

HF FOODS GROUP INC

(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6001 W. Market Street Greensboro, NC (Address of Principal Executive Offices)	27409 (Zip Code)

Registrant’s telephone number, including area code: (336) 268-2080

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2019, HF Foods Group Inc. (“HF Group” or the “Company”), its wholly-owned subsidiary, B&R Global Holdings, Inc. (“B&R Global”), and certain of the wholly-owned subsidiaries and affiliates of the Company (collectively with the Company, the “Borrowers”), as borrowers, and certain material subsidiaries of the Company as guarantors, entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, and certain lender parties thereto.  The Amended Credit Agreement provides for (a) a $100 million asset-secured revolving credit facility maturing on November 4, 2022 (the “Facility”), and (b) mortgage-secured Term Loans of $55.4 million, and amends and restates the existing $75 million secured revolving credit facility and $60 million of real estate term loans evidenced by that certain Credit Agreement, dated as of November 6, 2017, among B&R Global, its affiliates and JP Morgan Chase Bank, N.A., as sole lender (the “B&R Agreement”). As of November 4, 2019, the existing balance of revolving debt under the B&R Agreement, $36.57 million, was rolled over, and $13.91 million of the Company’s prior revolving debt and $1.57 million of prior term loan obligations were paid off, as borrowings by Borrowers under the Amended Credit Agreement.

Borrowings under the Amended Credit Agreement may be used for, among other things, working capital and other general corporate purposes of the Company and its subsidiaries (including permitted acquisitions).  The Borrowers have the ability to increase the amount of the Facility, which increases may take the form of increases to the revolving credit commitments, by an aggregate amount of up $30 million upon satisfaction of customary conditions precedent for such increases or incremental loans and receipt of additional commitments by one or more existing or new lenders.

Borrowings under the Facility bear interest at a floating rate, which will be, at the Borrowers’ option, either LIBOR plus 1.375%, or a base rate of prime rate minus 1.125%. The Term Loans bear interest at a floating rate, which will be, at the Borrowers’ option, either LIBOR plus 1.875%, or a base rate of prime rate minus 0.625%.  A commitment fee of 0.15% is payable monthly in arrears based on the daily amount of the undrawn portion of each lender’s revolving credit commitments under the Facility.

Certain of the Company’s existing and future material subsidiaries (collectively, the “Guarantors”) are required to guarantee the repayment of the Borrowers’ obligations under the Amended Credit Agreement.  The obligations of the Borrowers and each of the Guarantors with respect to the Amended Credit Agreement are secured by a pledge of substantially all of the personal property assets of the Borrowers and each of the Guarantors, including accounts receivables, deposit accounts, intellectual property, investment property, inventory, equipment and equity interests in their respective subsidiaries.

The Amended Credit Agreement contains customary affirmative and negative covenants, including limitations on the Company’s and its subsidiaries ability to incur additional debt, grant or permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, pay dividends and distributions, pay subordinated indebtedness and enter into affiliate transactions.    In addition, the Amended Credit Agreement contains financial covenants requiring the Company on a consolidated basis to maintain, determined as of the end of each fiscal quarter for the four fiscal quarter period then ended, a Fixed Charge Coverage Ratio of 1.10 to 1.00.

The Amended Credit Agreement contains customary events of default including, among other things, failure to pay obligations when due, initiation of bankruptcy or insolvency proceedings, defaults on certain other indebtedness, change of control, incurrence of certain material judgments that are not stayed, satisfied, bonded or discharged within specified time, certain ERISA events, invalidity of the credit documents, and violation of affirmative and negative covenants or breach of representations and warranties set forth in the Amended Credit Agreement. Upon an event of default, the lenders may, subject to various customary cure rights and the terms of the Amended Credit Agreement, require the immediate payment of all amounts outstanding and foreclose on collateral.

The Amended Credit Agreement contains customary representations and warranties of the Company, the Borrowers and the Guarantors.  These representations and warranties have been made solely for the benefit of the lenders and such representations and warranties should not be relied on by any other person, including investors.  In addition, such representations and warranties (i) have been qualified by disclosures made to the lenders in connection with the agreement, (ii) are subject to the materiality standards contained in the agreement which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the agreement or such other date as is specified in the agreement.

The foregoing description does not constitute a complete summary of the terms of the Amended Credit Agreement and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 4 2019, the Company completed the transactions contemplated by that certain the merger agreement dated as of June 21, 2019 (the “Merger Agreement”) by and among the Company, B&R Merger Sub Inc., a Delaware corporation (“Merger Sub”), B&R Global, the stockholders of B&R Global (the ”B&R Global Stockholders”), and Xiao Mou Zhang, as representative of the stockholders (the “Business Combination”). Capitalized terms used herein without definition have the meaning given to them in the Merger Agreement.

Pursuant to the Merger Agreement, Merger Sub merged with and into B&R Global, resulting in B&R Global becoming a wholly owned subsidiary of HF Group. In connection with the closing, HF Group issued 30,7 million of its shares of common stock to the B&R Global Stockholders.

Pursuant to the Amendment to HF Group’s certificate of incorporation discussed below, HF Group currently has authorized share capital of 101,000,000, shares consisting of 100,000,000 shares of common stock with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.0001 per share.

Immediately after the Business Combination, HF Group’s pre-Business Combination public shareholders own approximately 6.3% of HF Group, HF Group’s pre-Business Combination directors, officers and affiliates own approximately 26.4% of HF Group, and the B&R Global Stockholders own approximately 58.9% of HF Group.

In connection with the Business Combination:

●

HF Group, Xiao Mou Zhang, as representative of the stockholders of B&R Group, and Loeb & Loeb LLP, as escrow agent, entered into an Escrow Agreement pursuant to which HF Group deposited shares of HF Group common stock representing 5% of the aggregate amount of shares issued to the B&R Global Stockholders pursuant to the Merger, to secure the indemnification obligations of the B&R Global Stockholders as contemplated by the Merger Agreement.

●

Certain shareholders of HF Group and certain of the B&R Global Stockholders entered into a Tag-Along Agreement, which provides the stockholders party thereto with tag-along rights in the event a stockholder signatory to the Tag-Along desires to sell his or her HF Group securities in a private transaction. representing the rights to receive, shares of common stock), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of Atlantic.

●

HF Group and the B&R Global Stockholders entered into a Registration Rights Agreement to provide for the registration of the common stock issued to the B&R Global Stockholders in connection with the Business Combination. The B&R Global Stockholders will be entitled to “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination, as well as certain demand rights. HF Group will bear the expenses incurred in connection with the filing of any such registration statements.

●

HF Group, B&R Global, and certain of the B&R Global Stockholders entered into a five year Voting Agreement, which provides that, immediately after the closing of the Business Combination, (i) Zhou Min Ni, the current Chief Executive Officer of HF Group, shall serve as a director and the chairman of the board; (ii) Xiao Mou Zhang, the current Chief Executive Officer of B&R Global, shall serve as a director; (iii) Zhou Min Ni shall select one person to serve as an independent director, (iv) Xiao Mou Zhang shall select one person to serve as an independent director, and (v) Zhou Min Ni and Xiao Mou Zhang shall jointly select one person to serve as an independent director.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to (i) the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2019, and all exhibits thereto, and (ii) HF Group’s definitive Proxy Statement, which was filed with the SEC on October 2, 2019 (the “Proxy Statement”), and all exhibits thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is set forth in Item 1.01 above, which is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the B&R Group Stockholders received, as consideration for the Business Combination, an aggregate of 30,700,000 shares of HF Group common stock at the closing of the Business Combination as described in Item 2.01, above. The securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the Transactions did not involve a public offering. No fees were paid to any third parties in connection with the issuance of the shares.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosures set forth above under Item 2.01 and below under Item 5.03 of this Current Report on Form 8-K are incorporated by reference in this Item 3.03

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Pursuant to and in accordance with the terms of the Merger Agreement, the following members of the Company’s board of directors ceased to be directors at the Merger Effective Time: Chan Sin Wong and Hong Wang.

In addition, pursuant to and in accordance with the terms of the Merger Agreement, each officer of the Company listed below ceased to hold the positions indicated beside such name effective as of the Merger Effective Time:

●	Chan Sin Wong, President and Chief Operating Officer.
●	Caixuan Xu, Chief Financial Officer and Chief Accounting Officer.

As the close of the Business Combination, Xiao Mou Zhang was appointed director, Co-Chief Executive Officer, and Chief Financial Officer, Sha Zhang and Caixuan Xu were each appointed Vice president of Finance, and Xi Lin was appointed a director.

HF Group’s directors and executive officers after the Business Combination are as follows:

Name	Age	Position
Zhou Min Ni	50	Chairman, Director and Co-Chief Executive Officer
Xiao Mou Zhang	47	Director, Co-Chief Executive Officer and Chief Financial Officer

Sha Zhang	40	Vice President of Finance
Caixuan Xu	42	Vice President of Finance
Ren Hua Zheng	47	Independent Director
Xi Lin	33	Independent Director
Zhehui Ni	35	Independent Director

Xiao Mou Zhang (aka Peter Zhang), served as Chief Executive Officer, Chairman of the Board, and as a Director of B&R Global since 2014 when he founded B&R Global with his partners, who are all originally from China. Mr. Zhang has over 20 years of experience in the food distribution industry with extensive experience in sales, marketing, financing, acquisitions, inventory, logistics and distribution. Under Mr. Zhang’s leadership, B&R Global has established a large supplier network and maintains long-term relationships with many major suppliers stemming from business relationships that have been built up over the years. A large purchase volume and a centralized procurement process has also allowed B&R Global favorable negotiating power with vendors that source high quality products at lower prices than many competitors. By also establishing a call center in China, B&R Global has been able to grow its customer base and, at the same time, keep its operating costs low. We believe Mr. Zhang’s qualification to sit on our board of directors includes his extensive knowledge of the food distribution industry, particularly serving Chinese/Asian restaurants, and his 20 years of management and leadership experience at B&R Global.

Sha J Zhang has over a decade of experience in public accounting providing advisory and audit services to businesses in Southern California with a focus on manufacturing, software, professional services, construction and telecommunications. Since February 2016, Ms. Zhang serves as the Chief Financial Officer for B&R Global, overseeing accounting, finance, human resource, risk management, and regulatory compliance functions. Ms. Zhang is a Certified Public Accountant (CPA) licensed in the state of California. She earned a BS in Accounting from Rochester Institute of Technology.

Xi Lin (aka Felix Lin), has worked in a number of positions at Blue Bird Corporation since 2011. His current position is in the Human Resource/Corporate Strategy Department as Executive Director of Human Resources and Strategy. He has also held various other positions within Blue Bird Corporation in the Operations Management Department from 2015 to 2016, the Finance and Accounting Department in 2011 and from 2013 to 2015, and the Business Development Department in 2012. Mr. Lin received his B.A. in Accounting and Finance from the Eugene Stetson School of Business and Economics in Georgia, a Master’s degree in Accountancy from the J. Whitney Bunting College of Business in Georgia, and a Master’s degree in Business Administration from the University of North Carolina at Chapel Hill. We believe Mr. Lin’s qualification to sit on our board of directors includes his experience in corporate/operations, HR, manufacturing, corporate finance, corporate accounting, fixed asset management, international business development, and strategic development.

Mr. Lin will be appointed to serve on the audit committee, compensation committee and nominating committee of HF Foods.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On November 4, 2019, upon closing of the Business Combination, HF Group filed an amended and restated certificate of incorporation, which provides that certain actions of the Board of Directors receive a two-thirds vote of the Board of Directors to approve. See the section of the Proxy Statement entitled “The Board Voting Proposal” commencing on page 36, which is incorporated herein by reference. The amended and restated certificate of incorporation of the Company also authorizes the issuance of up to 100,000,000 shares of common stock. See the section of the Proxy Statement entitled “The Authorized Share Proposal” commencing on page 35, which is incorporated herein by reference. The foregoing description does not constitute a complete summary of the terms of the amended and restated certificate of incorporation and is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On November 4, 2019, HF Group issued a press release announcing the completion of the Business Combination and the Amended Credit Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of B&R Holdings are set forth in the Proxy Statement beginning on page F-1, which are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma financial combined financial statements are set forth in the Proxy Statement beginning on page 44, which are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description
2.1*	Merger Agreement(1)
3.1.2	Second Amended and Restated Certificate of Incorporation of HF Foods Group Inc.
10.1

Amended and Restated Credit Agreement among HF Foods Group Inc. B&R Global Holdings, Inc. subsidiaries of the Company, JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, and certain lender parties thereto [disclosure schedules have been redacted as immaterial and commercially sensitive]

10.8*	Form of Escrow Agreement between HF Foods Group Inc., Loeb and Loeb L.P. as escrow agent and B&R Group and Xiao Mou Zhang, as representative of the stockholders of B&R Group(2)
10.9*	Form of Registration Rights Agreement between the Company, B&R Group and Xiao Mou Zhang, as representative of the stockholders of B&R Group(2)
10.10*	Form of Tag-Along Agreement between HF Group and the B&R Global stockholders(2)
10.11*	Form of Voting Agreement among HF Group, B&R Global, and certain of the B&R Global stockholders(2)
99.1	Press Release dated November 4, 2019

*	Previously filed.
(1)	Incorporated by reference to HF Group’s Current Report on Form 8-k dated June 21, 2019 as filed on June 25, 2019.
(2)	Incorporated by reference to HF Group’s Proxy Statement dated September 25, 2019 as filed on October 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: November 4, 2019	/s/ Zhou Min Ni
Zhou Min Ni
Co-Chief Executive Officer

/s/ Xiao Mou Zhang
Xiao Mou Zhang
Co-Chief Executive Officer